SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                           ELITE PHARMACEUTICALS, INC.
                (Name of Registrant as Specified In Its Charter)

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            (Name of Person(s) Filing Consent Revocation Statement,
                           if other than Registrant)

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

                               [Elite Letterhead]


                         THREE GOOD REASONS TO VOTE BLUE


September 24, 2002

Dear Fellow Stockholder:


         Since the Freedman Group first launched its costly and unprovoked attempt to seize control of Elite by removing all of Elite's independent board members and installing its hand-picked slate, your duly elected, independent Board of Directors has advised you that in its judgment the Freedman Group's slate was not qualified to control your company, the Freedman Group had no experience operating a drug delivery development company and that Elite's existing management had the right plan to grow and develop the Company's business. Institutional Shareholder Services, Inc. ("ISS"), a leading independent proxy advisory firm, has recently issued a report recommending that stockholders revoke or withhold consents solicited by the Freedman Group in support of its proposals.


         ISS is widely recognized as the nation's leading independent proxy advisory firm. Its recommendations are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country. We believe that ISS's recommendations carry great weight and should be considered carefully by stockholders, since the ISS Report was prepared by an independent third-party advisor that made its recommendation only after careful consideration of the positions of your Company and the Freedman Group.

               INSTITUTIONAL SHAREHOLDER SERVICES, INC. RECOMMENDS AGAINST SUPPORTING THE FREEDMAN GROUP' S PROPOSALS

         In a report released by ISS on September 20, 2002, ISS states:

         "Nowhere in the [Freedman Group's] written material does the [Freedman Group] outline a specific strategy with respect to how the company can expand its product line, improve its product development process, or enter into new collaborative agreements with other drug companies. Ultimately, the [Freedman Group's] plan is insufficient for the purpose of controlling the board. Management, on the other hand, has communicated a revised strategy that focuses on branded products, expanded research and development activities, and alliances with other drug companies."


         "The [Freedman Group's] slate does not appear to have the relevant industry and FDA regulatory expertise. The company is at a critical stage in its development.... As such, a board that is well equipped with relevant industry and FDA regulatory experience is vital to the company's success. Two of management's independent nominees have expertise in the pharmaceutical industry as well as experience in manufacturing drug products and FDA regulatory matters. Management's other independent nominee has experience in investment banking services."

         The ISS Report concludes as follows:


         "[T]he company is at a critical stage in its development. Electing the [Freedman Group's] slate poses a significant risk to the company and its shareholders for the following reasons. First, the [Freedman Group's] slate does not appear to have any relevant FDA expertise or expertise in the areas of developing and/or manufacturing drug delivery products. Second, the [Freedman Group's] plan to improve shareholder value is simply too vague and insufficient for assuming control of the board. Management, on the other hand, has implemented a business plan which: (1) addresses the FDA regulatory issues and the manufacturing and development needs of the company's drug delivery products; and (2) positions the company for accelerated growth as indicated by expanded research and development activities and alliances with big pharmaceutical companies. Moreover, management's nominees have relevant industry and FDA regulatory experience to execute the company's goals. ISS concludes that there is no compelling evidence to suggest that a change in control of the board is warranted. The current board should be given an opportunity to grow the company in hopes of maximizing shareholder value."

         We agree completely with ISS' findings, and strongly urge all stockholders to vote against the Freedman Group's proposals and to support your existing Board of Directors. Do not return any WHITE Consent Card sent to you by the Freedman Group, even to vote against them. Throw it away. If you have previously sent in a WHITE Consent Card there is still time to change your vote. Please sign, date & return your BLUE Consent Revocation Card today!!!

                            ETHYPHARM S.A. AGREEMENT

         In its solicitation materials, the Freedman Group has attacked your management for failing to enter into agreements with other pharmaceutical companies. Last week, however, Elite announced that it had entered into a manufacturing agreement with Ethypharm S.A. for the manufacture of a new prescription drug product. Elite will receive an upfront manufacturing fee for the first phase of the technology transfer and is entitled to receive fees in advance for each phase of the manufacturing. In addition, upon FDA approval and if requested by Ethypharm, Elite will manufacture commercial batches of the product on terms to be agreed.


                   THE FREEDMAN GROUP'S UNQUALIFIED CANDIDATES

         As stated in the ISS Report, we believe that the Company is currently at a critical juncture in its development. We believe that now more than ever your company needs directors and senior management that have FDA expertise and/or expertise in the development, manufacturing and licensing of drug delivery products. When you compare the qualifications of the current independent directors elected by stockholders to those of the Freedman Group's hand-picked slate, we believe that stockholders should conclude that your existing Board is better qualified to lead the Company at this time. Based on publicly available information and additional information obtained by Elite, we have set forth below the background and qualifications of the current independent directors and the members of the Freedman Group's slate:

Current Independent Director                 Freedman Group Nominee
------------------------------------------------------------------------------------------
Harmon Aronson, Ph.D.                        Harris Freedman
------------------------------------------------------------------------------------------
>   since 1997 President of Aronson          >   since 1978 has provided general
    Kaufman Associates, Inc., a                  business consulting services.
    consulting firm that provides
    manufacturing, FDA regulatory and        >   during the 1970s, worked, among
    compliance services to                       other things, as a salesman for a
    pharmaceutical and biotechnology             lawn chemical treatment company.
    companies. Its clients include
    United States and international          >   prior thereto sold life insurance
    firms manufacturing bulk drugs and           products.
    finished pharmaceutical dosage
    products who are seeking FDA             >   was a stockbroker from 1960 to 1964
    approval for their products for the          before being barred from the
    US market.                                   industry in 1967 by the SEC and
                                                 being convicted for securities
>   prior to 1997, was employed by               fraud.
    Biocraft Laboratories, a leading
    generic drug manufacturer, most          >   never graduated from college.
    recently in the position of Vice
    President of Quality Management;
    prior to that he held the position
    of Vice President of Non-Antibiotic
    Operations, where he was responsible
    for the manufacturing of all of the
    firm's non-antibiotic products.

>   holds a Ph.D. in Physics from the
    University of Chicago.
------------------------------------------------------------------------------------------
Donald S. Pearson                            Sharon Will
------------------------------------------------------------------------------------------

>   since 1997 President of Pearson &        >   since 1994 has provided investor
    Associates, Inc., a company that             relations services.
    provides consulting services to the
    pharmaceutical industry                  >   from 1992 to 1994 worked as a
                                                 stockbroker.
>   from 1992-1997 served as the
    Director of Licensing at Elan            >   from 1988 to 1992 served as a
    Pharmaceuticals                              manufacturing sales representative

>   from 1962-1992 was employed by           >   from 1982 to 1988, sold textile
    Warner-Lambert Company, a                    products and office equipment
    pharmaceutical company, in various
    marketing, business development and      >   never graduated from college
    licensing capacities

>   received a B.S. in Chemistry from
    the University of Arkansas and
    studied steroid chemistry at St.
    John's University


                                           -4-

------------------------------------------------------------------------------------------
Eric L. Sichel, M.D.                         Michael H. Freedman
------------------------------------------------------------------------------------------
>   since 1997 President of Sichel           >   since 1990 has been a securities
    Medical Ventures, Inc. which company         lawyer in private practice with
    provides biotechnology company               several law firms
    assessments and investment banking
    services.                                >   received undergraduate degree from
                                                 Hofstra University
>   from 1995 through 1996, was a senior
    analyst in the biotechnology field       >   received a law degree from St.
    for Alex, Brown & Sons, Inc. of New          John's University
    York, NY.

>   prior thereto was affiliated with
    Sandoz Pharmaceuticals Corp. in
    various capacities, including
    associate director of
    transplantation/immunology.

>   Dr. Sichel is licensed to practice
    medicine by the State of New York.

>   Holds an M.B.A. from Columbia
    University and an M.D. from
    UMDNJ--New Jersey Medical School

------------------------------------------------------------------------------------------

               PLEASE SEND A STRONG MESSAGE TO THE FREEDMAN GROUP

         We believe that the Freedman Group's hand-picked slate is not qualified to lead your company. In addition, we believe that the Freedman Group has no real agenda for creating stockholder value. We believe that these views have been corroborated by the ISS Report.

         In our opinion, the Freedman Group is acting only for the purpose of extending the terms of warrants held by them and other investors at a cost to the Company of over $1,000,000. Please help us defeat the Freedman Group's proposals by voting against the proposals of the Freedman Group.


         If your shares are registered in your name, please sign, date and mail the enclosed BLUE Consent Revocation Card to Georgeson Shareholder Communications Inc. in the postage-prepaid envelope provided to you. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a BLUE Consent Revocation Card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and return the enclosed BLUE Consent Revocation Card in the postage-paid envelope provided. To ensure that your revocation is completed, you should contact the person responsible for your account and give instructions for a BLUE Consent Revocation Card to be issued representing your shares.


         For more information about how to vote, please call Elite's proxy solicitor:

                         GEORGESON SHAREHOLDER COMMUNICATIONS INC.
                         17 STATE STREET, NEW YORK, NEW YORK 10004
                                TOLL FREE TEL: 866-297-1267
                                    FAX: 212-440-9009.

         On behalf of your Board of Directors, thank you for your continued interest and support in your company.

Very truly yours,

/s/ Atul M. Mehta

Atul M. Mehta, Ph.D.
President and Chief Executive Officer
For The Board of Directors


                                           -6-